Exhibit 10.1

ASSIGNMENT OF MEMBERSHIP INTERESTS PURSUANT TO MERGER, ASSUMPTION OF OBLIGATIONS, AGREEMENT TO BE BOUND BY LIMITED LIABILITY COMPANY AGREEMENT AND ADMISSION OF SUBSTITUTED MEMBER

THIS PURCHASE AND ASSIGNMENT OF MEMBERSHIP INTERESTS, ASSUMPTION OF OBLIGATIONS, AGREEMENT TO BE BOUND BY LIMITED LIABILITY COMPANY OPERATING AGREEMENT AND ADMISSION OF SUBSTITUTED MEMBER (the “Agreement”) is made and entered into as of March 8, 2017, by and among Allen Barteld, an individual residing in the State of Oregon (the “Manager” and “Assignor”), Eastside Distilling, Inc., a corporation organized and existing under the laws of the State of Nevada with its principal place of business at 1805 SE Martin Luther King Jr. Blvd., Portland, Oregon 97214 (“Assignee”), and Motherlode, LLC, a limited liability company organized and existing under the laws of the State of Oregon with its principal place of business at 2150 SE Hanna Harvester Drive, Milwaukie, OR 97222 (the “Company”). Assignee, Assignor and the Company are referred to, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

A.           The Company provides services and support to craft distilleries and discerning on-premise/off-premise license holders throughout the United States and internationally;

B.            The Assignor is the sole owner of the membership interests (the “Membership Interests”) in the “Company,” formed pursuant to the terms of that certain Limited Liability Company Operating Agreement of Motherlode, LLC, dated as of July 22, 2014 (the “Operating Agreement”).

C.            The Manager is the member-manager of the Company.

D.            Pursuant to the terms of Section 13 of the Operating Agreement, the Assignor has agreed to convey his Membership Interests to the Assignee in exchange for shares of the Assignee, including, without limitation, all of such Assignor’s rights to receive distributions from the Company, all as more specifically set forth below and in the Operating Agreement.

E.            The Parties hereto desire to enter into this Agreement pursuant to which the Assignor will assign and convey his Membership Interests in the Company to the Assignee, and the Assignee will be admitted as a substituted member in the Company.

F.            The Parties intend that this transaction be treated as a tax-free reorganization of an ongoing business and the provisions hereof shall be interpreted so as to comply with that intent wherever possible.

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.             Assignment of Membership Interests. Assignor hereby sells, assigns, transfers and conveys to Assignee all right, title and interest in and to the Membership Interests, including, without limitation, all of Assignor’s rights and obligations as the Member of the Company.

2.             Assumption of Obligations. Assignee hereby accepts the assignment of the rights and interests described herein and hereby expressly assumes all liabilities and obligations pertaining to the Membership Interests.

3.             Agreement to be Bound by the Operating Agreement. Assignee agrees to be bound by the terms of the Operating Agreement (as the same may be amended from time to time), and Assignee hereby assumes all of the liabilities and obligations of the Assignor under the terms of the Operating Agreement.

4.             Exchange by Assignee. In consideration of the assignment of the Membership Interests by Assignor to Assignee, Assignee is hereby exchanging 260,000 shares of the Company’s authorized and unissued common stock (the “Shares”) with Assignor for all of his Membership Interests in the Company.

5.             Admission of Assignee as Substituted Member. Assignee is hereby admitted as a substituted member of the Company and is the owner of All units of Membership Interests.

6.             Consent of Manager. The Manager hereby consents to the assignment of the Membership Interests by Assignor to Assignee as provided here. The Manager further consents to the admission of Assignee as a substituted member of the Company as provided herein, and acknowledges and agrees that, at the Closing, Assignor shall cease (i) to be a member of the Company and (ii) to have the power to exercise any right, power or remedy as a member of the Company.

7.             Closing. Subject to the satisfaction or waiver of each of the conditions set forth herein, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 11:00 a.m., Pacific Standard Time, on March 8, 2017 or at such other time and on such other date as may be mutually agreed upon by the Parties (the “Closing Date”).

8.             Deliveries by Assignor. At the Closing, Assignor shall deliver to Assignee the following documents or instruments, in form and substance reasonably satisfactory to Assignee:

(a)           a counterpart of the Assignment and Assumption of Limited Liability Company Interest, substantially in the form attached hereto as Exhibit A, duly executed by Assignor (the “Interest Assignment”);

(b)           a counterpart of the Employment Agreement between Assignee and Assignor with respect to Assignor’s continued service to the Company and Assignee, compensation and related matters, substantially in the form attached hereto as Exhibit B, duly executed by Assignor (the “Employment Agreement”);

(c)           a certificate from Assignor, substantially in the form attached hereto as Exhibit C, dated as of the Closing Date and duly executed by Assignor, certifying as to the matters specified therein; and

(d)           such further documents (including, without limitation, instruments of assignment, conveyance, transfer or confirmation) as may be reasonably necessary for (i) Assignor to convey and transfer to Assignee, and Assignee to acquire and accept from Assignor, the Membership Interests, free and clear of all Liens, and (ii) Assignee to become a member of the Company, or as may be otherwise reasonably requested by Assignee.

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9.            Deliveries by Assignee. At the Closing, Assignee shall issue the Shares as provided in Section 4 hereof and deliver to Assignor the following documents or instruments, in form and substance reasonably satisfactory to Assignor:

(a)           a counterpart of the Interest Assignment, duly executed by Assignee;

(b)           a counterpart of the Employment Agreement, duly executed by Assignee;

(c)           a true and correct copy of the resolutions of the Board of Directors of Assignee, authorizing the execution and delivery of this Agreement and the other Assignee Documents (as defined below) and the consummation by Assignee of the transactions contemplated hereby;

(d)           a certificate from Assignee, substantially in the form attached hereto as Exhibit D, dated as of the Closing Date and duly executed by Assignee, certifying as to the matters specified therein; and

(e)           such further documents (including, without limitation, instruments of assumption, acquisition, acceptance or confirmation) as may be reasonably necessary for (i) the Assignor to convey and transfer to Assignee, and Assignee to acquire and accept from Assignor, the Membership Interests, free and clear of all Liens, and (ii) Assignee to become a member of the Company, or as may be otherwise reasonably requested by Assignor.

10.           Representations and Warranties of Assignor. Assignor represents and warrants to Assignee, as of the date hereof and as of the Closing Date, as follows:

(a)           The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oregon. The Company has the requisite limited liability company power and authority to carry on the business in which it is engaged and to own its assets.

(b)           The execution and delivery by Assignor of, and the performance by Assignor of his obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by Assignor at the Closing pursuant to this Agreement (collectively, the “Assignor Documents”) and the consummation by Assignor of the transactions contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of such Assignor, (ii) do not and will not require any further or additional consent, approval or authorization of Assignor, (iii) do not and will not violate, contravene or conflict with the Articles of Organization or Operating Agreement of the Company or any law, regulation, judgment, order or decree to which Assignor or the Company or any of such Assignor’s or the Company’s assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which Assignor or the Company is a party, by which Assignor or the Company is bound or to which any of Assignor’s or the Company’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of Assignor’s or the Company’s assets.

(c)           This Agreement constitutes and each of the other Assignor Documents will constitute the legal, valid and binding agreement of Assignor enforceable against Assignor in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(d)           To the best of Assignor’s knowledge, there are no actions, suits, proceedings, claims or demands of any kind, pending or threatened (collectively, “Claims”), against or affecting Assignor or the Company that restrain or prohibit (or seek to restrain or prohibit) the consummation by Assignor of the transactions contemplated hereby.

(e)           Assignor (i) is the sole record holder and beneficial owner of the Membership Interests, free and clear of all Liens, (ii) has good and marketable title to the Membership Interests, (iii) has the full right, title, power and authority to validly sell, assign, transfer and convey the Membership Interests to Assignee, and (iv) has not entered into any agreement to sell, hypothecate or otherwise dispose of the Membership Interests to any other Person.

(f)         Assignor is a party to the Operating Agreement of the Company. The Operating Agreement is in full force and effect and has not been amended, modified or terminated since July 22, 2014. Assignor is not a party to any other agreement currently in effect relating to the operation or management of the Company or the member’s rights and obligations with respect to the Company.

(g)           Allen Barteld, as the sole member and the manager of the Company, consents to , consents to the sale of the Membership Interests as contemplated by this Agreement and Assignee becoming a member of the Company at the Closing.

(h)           Since its formation, the Company has not engaged in or operated any business or otherwise engaged in or undertaken any activities except for the ownership, management and operation of a business entity offering distillery bottling services.

(i)            Since its formation, the Company has been and is currently in compliance with all applicable laws and regulations, including, without limitation, all laws and regulations relating to the ownership, management and operation of a distillery and spirits bottler.

(j)            Assignor does not have any material obligations or liabilities other than:

(i)          Those listed on Assignor’s balance sheet at February 28, 2017 (the “Balance Sheet Date”);

(ii)         Those incurred in the ordinary course of business and not required to be set out in Assignor’s Balance Sheet under generally accepted accounting principles;

(iii)        Those incurred in the ordinary course of business since Assignor’s Balance Sheet Date and consistent with past practice; and

(iv)        Those incurred in connection with this Agreement.

(k)           Assignor understands and acknowledges that the Shares to be issued in exchange for the Membership Interests:

(i)          shall be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended, (the “Securities Act”); as such, pursuant to Rule 144, the shares of Common Stock must be held by Assignor for a minimum of six months after full payment has been received, unless the Common Stock is registered for resale under the Securities Act, which Assignee is under no obligation to do or an exemption other than that provided in Rule 144 is available;

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(ii)         shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder;

(iii)        have not been registered under the Securities Act and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of the Securities Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of Assignee;

(iv)        the certificate representing the Shares shall bear a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.”

(v)         he has made, or has had an adequate opportunity to make, adequate due diligence inquiries in respect of the Shares and Assignee, including without limitation, by accessing Assignee’s public announcements and public filings made with the Securities and Exchange Commission that include, among other disclosures, the risks relating to an investment in the Shares, and by asking questions and receiving answers from Assignee’s management about the business of Assignee sufficient to make an informed decision, in Assignor’s opinion, about investing in Assignee;

(vi)        in entering into this Agreement, he has relied solely upon his own inquiries and investigations as to the risks, prospects, viability and future profitability of Assignee;

(vii)       he is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is experienced in investing in securities and as such has extensive knowledge and experience of financial and business matters and is capable of independently assessing the merits, deficiencies and risks associated with an investment in the Shares; or he has taken, or had a reasonable opportunity to take but has chosen not to take, independent financial, legal, taxation and accounting advice as to the merits, deficiencies and risks associated with an investment in Assignee’s Shares;

(viii)      he has no need for liquidity in the Shares and can bear the economic risk of losing the entire investment of the Shares; and

(ix)         he is not relying upon any warranty, assurance or representation by the Assignee, or any person acting on behalf of Assignee in relation to the Common Stock and, without limitation, no representation, guarantee or warranty has been made or given to him by Assignee or any officer, agent or employee of Assignee or any other person, expressly or by implication, as to the value of, or return of capital in respect of, the Common Stock, the financial viability of the investment in the Common Stock or Assignee or the future profitability and prospects of the business of Assignee.

11.             Representations and Warranties of Assignee. Assignee represents and warrants to Assignor, as of the date hereof and as of the Closing Date, as follows:

(a)          Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Assignee has the requisite corporate power and authority to carry on the business in which it is engaged, to own its assets, to execute, deliver and perform its obligations under this Agreement and the Assignee Documents, and to consummate the transactions contemplated hereby;

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(b)          The execution and delivery by Assignee of, and the performance by Assignee of its obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by Assignee at the Closing pursuant to this Agreement (collectively, the “Assignee Documents”) and the consummation by Assignee of the transactions contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of Assignee, (ii) do not and will not require any further or additional consent, approval or authorization of Assignee, (iii) do not and will not violate, contravene or conflict with the Articles of Incorporation or Bylaws of Assignee or any law, regulation, judgment, order or decree to which Assignee or any of its assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which Assignee is a party, by which Assignee is bound or to which any of Assignee’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of Assignee’s assets;

(c)          This Agreement constitutes and each of the other Assignee Documents will constitute the legal, valid and binding agreement of Assignee enforceable against Assignee in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(d)          To the best of Assignee’s knowledge, there are no Claims against or affecting Assignee that restrain or prohibit (or seek to restrain or prohibit) the consummation by Assignee of the transactions contemplated hereby;

(e)          Assignee represents that it is knowledgeable and experienced in financial and business matters, capable of evaluating the merits and risk of acquiring the Company and entering into this Agreement. Assignee further represents that it has fully investigated the Company and the industry to Assignee’s satisfaction. Assignee represents that it is familiar with the business operations, prospects, assets, liabilities and financial condition of the Company;

(f)          Assignee represents that it is fully aware that Assignor makes no guarantee that the business of the Company will be successful or will achieve any specific level of gross or net income in operating the business after the Effective Date; and

(g)          Assignee represents and warrants that the Interests sold under this Agreement are sold “as is,” without any warranty whatsoever except for the representations and warranties expressly set forth in this Agreement. Assignee acknowledges that this Agreement and the transactions contemplated hereby are accepted and based on its own knowledge of the industry and of the Company and on the basis of Assignee’s opinion of the value of the Interests. Assignee represents that it has not relied on any representation made by Assignor, its agent, or any third-party except as expressly stated in this Agreement. Assignee acknowledges and represents that no representation or warranty has been made relating to the value of the Company, the business of the Company, or the value of the Interests transferred under this Agreement, except as expressly stated in this Agreement. No representation or warranty has been made, whether express or implied, as to the value of the Interests or the profitability of the business of the Company.

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12.           Pre-Closing Covenants of Assignor. Prior to the Closing, Assignor (including in his capacity as Manager of the Company) shall perform or comply with the following covenants:

(a)          Assignor shall deliver to Assignee (i) a copy of the Articles of Organization of the Company, certified by the Secretary of State of the State of Oregon, (ii) a true and correct copy of the Company’s Operating Agreement, as currently in effect, and (iii) a certificate from the Secretary of State of the State of Oregon, certifying as to the existence and good standing of the Company;

(b)          Assignor may not cause or permit the Company to enter into any agreement or amend, modify or terminate any of the Existing Agreements, without the prior written consent of Assignee;

(c)          Assignor may not, nor may he cause or permit the Company to, amend, modify or terminate the Company’s Operating Agreement without the prior written consent of Assignee;

(d)          Assignor shall refrain from, directly or indirectly, asserting, commencing or instituting, or causing to be asserted, commenced or instituted, any Claim before any Governmental Authority, or taking any other action whatsoever to attempt to invalidate, void or otherwise challenge the validity or enforceability of all or any part of this Agreement;

(e)          Assignor shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations to be fulfilled and performed by him under this Agreement at the earliest practicable time, and to cause the transactions contemplated by this Agreement to be consummated in accordance herewith;

(f)          Assignor shall cause the Company to be managed and operated in the ordinary course of business and consistent with past practices, and shall not cause, permit or consent to any action that is inconsistent therewith without the prior written consent of Assignee; and

(g)          Assignor may not cause or permit the Company to incur any additional obligations or liabilities without the prior written consent of Assignee.

13.           Pre-Closing Covenants of Assignee. Prior to the Closing, Assignee shall perform or comply with the following covenants:

(a)          Assignee shall refrain from, directly or indirectly, asserting, commencing or instituting, or causing to be asserted, commenced or instituted, any Claim before any Governmental Authority, or taking any other action whatsoever to attempt to invalidate, void or otherwise challenge the validity or enforceability of all or any part of this Agreement; and

(b)          Assignee shall use all commercially reasonable efforts to fulfill and perform all conditions and obligations to be fulfilled and performed by it under this Agreement at the earliest practicable time, and to cause the transactions contemplated by this Agreement to be consummated in accordance herewith.

14.           Pre-Closing Joint Covenants. Prior to the Closing, Assignor and Assignee shall use his or its commercially reasonable efforts to cooperate with one another in taking any actions necessary or advisable to effect the consummation of the transactions contemplated by this Agreement.

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15.           Conditions Precedent to Obligations of Assignor. The obligation of Assignor to assign and transfer the Membership Interests and to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 15. Assignor may waive any or all of these conditions, in whole or in part, without prior notice, in his sole and absolute discretion. The waiver by Assignor of any of these conditions will not operate or be construed as a waiver of any other condition.

(a)          All representations and warranties of Assignee contained in this Agreement or in any of the Assignee Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b)            Assignee shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement to be performed or complied with by Assignee prior to or on the Closing Date;

(c)            No injunction, order or decree of any Governmental Authority shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement at the Closing;

(d)            Assignor shall have received the documents required to be delivered by Assignee pursuant to Section 9 hereof;

(e)            The form and substance of all Assignee Documents shall be reasonably satisfactory to Assignor; and

(f)            Assignee shall have issued the Shares to the Assignor in accordance with Section 4 hereof or provided irrevocable written instructions to Assignee’s transfer agent with respect thereto.

16.           Conditions Precedent to Obligations of Assignee. The obligation of Assignee to acquire the Membership Interests and to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 16. Assignee may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion. The waiver by Assignee of any of these conditions will not operate or be construed as a waiver of any other condition.

(a)          All representations and warranties of Assignor contained in this Agreement or in any of the Assignor Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b)            Assignor shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement to be performed or complied with by Assignor prior to or on the Closing Date;

(c)            No injunction, order or decree of any Governmental Authority shall be in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement at the Closing;

(d)            Assignee shall have received the documents required to be delivered by Assignor pursuant to Section 8 hereof;

(e)            The form and substance of all Assignor Documents shall be reasonably satisfactory to Assignee; and

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(f)            Assignor shall have conveyed the Membership Interests to Assignee in accordance with this Agreement.

17.           Survival of Provisions; Cure Rights.

(a)            All representations and warranties of Assignee and Assignor contained in this Agreement or in any Assignee Documents or Assignor Documents shall survive the Closing for a period of one year, except that the representations and warranties of Assignor set forth in Sections 3.1(e) through (m) inclusive shall survive until the third anniversary of the Closing Date. Any claim for indemnification hereunder for a breach of a representation or warranty may not be brought after the expiration of such applicable period. Any claim for indemnification in respect of a covenant or obligation of Assignee or Assignor hereunder to be performed prior to the Closing may not be made after a one year period following the Closing Date. The covenants and obligations under this Agreement to be performed after the Closing shall survive the Closing until fully performed.

(b)            For all purposes under this Agreement, the existence or occurrence of any event or circumstance that constitutes or causes a breach of a representation or warranty of Assignor or Assignee under this Agreement on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or before the expiration of 20 days from the receipt by such Party of written notice thereof from the other Party. If the breach in question cannot reasonably be cured in 20 days, the breaching Party will not be considered to have breached a representation or warranty if the breaching Party commences curative action within such 20 day period and diligently pursues the action to completion.

18.           Disclaimers and Waivers.

(a)            Except for the representations and warranties specifically set forth in Section 10 hereof, (i) the Membership Interests are being conveyed by Assignor to Assignee at the Closing without any representation or warranty, and all other representations and warranties of any kind, either express or implied, written or oral, are hereby expressly disclaimed.

(b)            ASSIGNOR AND ASSIGNEE EACH AGREE THAT HE OR IT, AS THE CASE MAY BE, SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT HE OR IT MAY OTHERWISE HAVE TO RECOVER, LOST PROFITS OR REVENUES, LOSS OF USE OR GOODWILL OR SPECIAL, CONSEQUENTIAL, INCIDENTAL, RESULTANT, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY THE OTHER PARTY OF THIS AGREEMENT OR ANY OTHER MATTER RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)            Assignor hereby waives, effective at the Closing, any and all Claims under or with respect to the Company’s Operating Agreement, including, without limitation, any Claims for breach thereof, or with respect to the operation or management of the Company.

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19.           Indemnity.

(a)            Subject to the limitations set forth in this Section 19, Assignor shall indemnify, defend and hold harmless Assignee and its Affiliates and their respective shareholders, members, partners, directors, officers, managers, employees, agents and representatives (individually a “Assignee Indemnified Party” and, collectively, the “Assignee Indemnified Parties”) from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, liabilities, penalties, fines, amounts paid in settlement, obligations, losses, costs, expenses and fees, including, without limitation, court costs and reasonable attorneys’ fees and expenses (collectively “Losses”) arising out of, resulting from, or in connection with any breach of any representation, warranty, covenant or obligation made by Assignor in this Agreement or in any Assignor Documents or in connection with the transactions contemplated by this Agreement.

(b)            Subject to the limitations set forth in this Section 19, Assignee shall indemnify, defend and hold harmless Assignor and his Affiliates and their respective shareholders, members, partners, directors, officers, managers, employees, agents and representatives (individually a “Assignor Indemnified Party” and, collectively, the “Assignor Indemnified Parties”) from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, liabilities, penalties, fines, amounts paid in settlement, obligations, losses, costs, expenses and fees, including, without limitation, court costs and reasonable attorneys’ fees and expenses (collectively “Losses”) arising out of, resulting from, or in connection with any breach of any representation, warranty, covenant or obligation made by Assignee in this Agreement or in any Assignee Documents or in connection with the transactions contemplated by this Agreement.

(c)            A Party seeking indemnification pursuant to this Section 19 (an “Indemnified Party”) shall give written notice to the Party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion or commencement of any Claim, in respect of which indemnity may be sought pursuant to this Section 19 and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party may have suffered actual prejudice thereby). Any survival period limitation specified in Section 17 hereof shall not apply to a Claim which has been the subject of notice from the Indemnified Party to the Indemnifying Party given prior to the expiration of such period. The Indemnified Party shall have the burden of proof in establishing the amount of its Losses.

(d)            In the event of the initiation of any action, suit or proceeding against the Indemnified Party by a Person other than the Parties, the Indemnifying Party shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses sought to be indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such action, suit or proceeding with counsel of its choice and at its expense. The Parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. To the extent that the Indemnifying Party elects not to defend such Claim, and the Indemnified Party defends against or otherwise deals with any such Claim, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnifying Party, and control the defense of such proceeding. Neither the Indemnifying Party nor the Indemnified Party may settle any Claim to the extent that such settlement obligates the other Party to pay money, to perform obligations or to admit liability without the consent of such other Party, such consent not to be unreasonably withheld.

20.           Limitations on Indemnification. Notwithstanding any provision in this Agreement to the contrary, after the Closing the indemnification provided in Section 19 hereof shall constitute the sole and exclusive remedy of a Party for the matters described in Section 19, and such Party waives all other remedies on account of such matters. The indemnification obligation under Section 19 hereof shall cover all Losses with respect to any and all of the specific matters set forth in Section 19, except that an Indemnifying Party shall not, except in cases of fraud, or willful or intentional misrepresentation, be liable for any damages that do not arise directly from the Indemnifying Party’s breach and shall not be liable for any damages suffered or incurred by an Indemnified Party in enforcing this indemnity (including, without limitation, costs of investigation, attorneys’ fees, etc.) if it is finally determined that the Indemnified Party is not entitled to indemnification under Section 19.

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21.           Right of Termination. Neither Assignor nor Assignee shall have the right to terminate this Agreement except as expressly provided below:

(a)           Either Party may terminate this Agreement, provided that such Party is not then in material breach of any of his or its representations, warranties, covenants or obligations set forth herein, by giving written notice to the other Party at any time prior to the Closing in the event that such other Party is in material breach of any of its representations, warranties, covenants or obligations set forth herein and such breach remains uncured for a period of 20 days after notice of breach is received by the breaching Party from the Party terminating this Agreement. If the breach in question cannot reasonably be cured in 20 days, the breaching Party will not be considered to have breached a representation or warranty if the breaching Party commences curative action within such 20 day period and diligently pursues the action to completion.

(b)           The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing.

21.           Sole and Exclusive Remedy. Notwithstanding any provision in this Agreement to the contrary, and for the avoidance of doubt, the exercise by any Party of any right of termination under this Section 21 shall constitute the sole and exclusive remedy of such Party for the matters giving rise to such right of termination, and such Party waives all other remedies on account of such matters.

22.           Survival Following Termination. Notwithstanding anything to the contrary contained herein, the provisions of Sections 17 through 37, inclusive, shall survive the termination of this Agreement.

23.           Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement (collectively, “Notices”) shall be in writing, be in the English language and be sent by certified or registered mail(return receipt requested), reputable overnight courier service, hand or confirmed facsimile. Notices shall be deemed to have been properly given and made five business days after having been sent by mail, two business days after having been sent by courier service and one business day after having been sent by hand or facsimile, in each case in compliance with this Section 23. Notices shall be addressed to the intended recipient at its address set forth below or to such other address as the intended recipient designates in writing to the other Parties:

If to Assignor:

Allen Barteld

2150 SE Hanna Harvester Drive

Milwaukie, OR 97222

Email: allen@barteld.com

Telephone: 206-552-9166

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If to Motherlode LLC

2150 SE Hanna Harvester Drive

Milwaukie, OR 97222

Attn: Allen Barteld

Email: allen@barteld.com

Telephone: 206-552-9166

If to Assignee:

Eastside Distilling, Inc.

1805 SE Martin Luther King Jr. Blvd.

Portland, OR 97214

Attn: Grover T. Wickersham, Chief Executive Officer

Email: grover@wickersham.com

Telephone: 971-888-4264

24.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon without regard to its choice-of-law and conflicts-of-laws rules.

25.           Arbitration. Each of the Parties agrees that any dispute, controversy or claim arising out of, or relating to, this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including, without limitation, the determination of the scope or applicability of this clause, shall be determined by arbitration in Portland, Oregon before one arbitrator. The arbitration shall be administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) pursuant to its Streamlined Arbitration Rules and Procedures. The expense of the arbitrator shall be borne equally between the Parties. Judgment on the arbitral award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

26.           Further Assurances. From time to time prior to, at, and after the Closing, each Party shall execute and deliver all such documents and instruments and take all such actions as the other Party, being advised by counsel, shall reasonably request for the purpose of carrying out and effectuating the intent and purpose of this Agreement and the transactions contemplated hereby, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered at the Closing, and any and all actions which may reasonably be necessary to effect the transactions contemplated hereby.

27.           Attorneys’ Fees; Expenses. Each Party hereto shall bear the expense and pay all costs he or it incurs in connection with preparing and negotiating this Agreement and any document required by this Agreement and consummating the transactions contemplated hereby. The foregoing notwithstanding, Assignee shall pay any costs incurred in connection with the issuance of the Common Stock.

28.           Severability. Any provision of this Agreement found to be illegal, invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, the Parties agree that such court shall have the power to modify such provision consistent with the intent of the Parties.

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29.           Binding Nature; No Beneficiaries; Cumulative Rights. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the Parties and their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities under this Agreement, except as specifically provided in this Agreement or otherwise specifically agreed to in writing by the Parties. Except as otherwise expressly provided in this Agreement, the rights and remedies provided herein shall be cumulative and not exclusive of any other rights or remedies provided at law or in equity.

30.           Assignments. No Party may assign, transfer or delegate this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Parties, which may be given or withheld in such other Party’s sole and absolute discretion.

31.           Entire Agreement. This Agreement contains and constitutes the entire agreement of or among the Parties with respect to the subject matter of this Agreement, and supersedes all other prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or among the Parties with respect to the subject matter of this Agreement.

32.           Amendments. This Agreement may not be amended, modified, discharged or waived orally or by course of conduct, but only by an agreement in writing, signed by or on behalf of the Party against whom enforcement of any amendment, modification, discharge or waiver is sought.

33.           No Waivers. The failure or delay on the part of either Party to insist upon or enforce strict performance of any provision of this Agreement by the other Party, or to exercise any right, power or remedy under this Agreement, shall not be deemed or construed as a waiver thereof. A waiver by either Party of any provision of this Agreement or of any breach thereof shall not be deemed or construed as a general or continuing waiver of such provision or of any other provision, of any subsequent or other breach hereof or of any rights hereunder.

34.           Headings; Exhibits. The section headings contained in this Agreement are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Agreement. The term “this Agreement” shall be deemed to include each of the exhibits hereto, any documents based on such exhibits and any other statement, certificate, instrument or other document furnished or delivered by the Parties in connection with this Agreement or the transactions contemplated hereby.

35.           Certain Terms. The words “hereof,” “herein,” “hereunder” or “hereto” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision or paragraph of this Agreement. Defined terms in the singular include the plural and vice versa. The terms “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation” unless already so expressly stated. “Affiliate” means, in respect of any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such first Person or, in the case of an individual, any individual Person who is related by blood, marriage or adoption to such first Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 50% or more of the securities having ordinary voting power for the election of directors (or individuals performing similar functions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Person” means an individual, corporation, company, limited liability company, partnership, limited liability partnership, association, joint venture, Governmental Authority, trust or any other entity or organization. “Governmental Authority” means any federal, state, local or foreign court or governmental or regulatory agency or authority or any multinational or organizational body.

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36.           Construction. The Parties have each participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

37.           Counterparts. This Agreement may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Agreement are executed and exchanged by electronic mail or facsimile transmission, the Parties shall endeavor to exchange original executed counterparts of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Purchase and Assignment of Membership Interests, Assumption of Obligations, Agreement to be Bound by Limited Liability Company Agreement and Admission of Substituted Member to be duly executed and delivered by their duly authorized representatives as of the date first written above.

ASSIGNOR:

Allen Barteld

THE COMPANY:
MOTHERLODE, LLC

By:
Allen Barteld
Manager

ASSIGNEE:
EASTSIDE DISTILLING, INC.

By:
Grover T. Wickersham
Chief Executive Officer

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EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION OF

LIMITED LIABILITY COMPANY INTEREST

ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY INTEREST (this “Assignment”) is made as of this 8th day of March, 2017 by and between Allen Barteld, an individual who resides in the State of Oregon (“Assignor”) and Eastside Distilling, Inc., a Nevada corporation (“Assignee”).

WHEREAS, Motherlode, LLC, an Oregon limited liability company (the “Company”), was formed pursuant to the filing of the Articles of Organization of the Company with the Secretary of State of the State of Oregon;

WHEREAS, the management, control and operation of the business and affairs of the Company are governed by that certain Operating Agreement of the Company dated as of July 22, 2014 (the “Operating Agreement”), executed by Assignor as the sole member and in his capacity as manager of the Company; and

WHEREAS, Assignor owns and holds 100% of the outstanding limited liability company interests in the Company (the “Assigned Interest”); and

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Assignment of Membership Interests, Assumption of Obligations, Agreement to be Bound by Limited Liability Company Agreement and Admission of Substituted Member dated as of March 8, 2017 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Assigned Interest, in accordance with the terms and conditions set forth in the Agreement; and

WHEREAS, Assignor and Assignee wish to effect the assignment and transfer of the Assigned Interest by Assignor to Assignee pursuant to the Agreement by means of this Assignment.

NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Assignment. Assignor hereby assigns, transfers, conveys and sets over to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, under and to the Assigned Interest, including, without limitation, (a) all rights to share in such profits and losses, to receive such distribution or distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which Assignor, as owner of the Assigned Interest, was entitled, (b) all right, title and interest in and to Assignor’s capital account with respect to the Assigned Interest, (c) all right, title and interest of Assignor in connection with Assignor’s ownership of the Assigned Interest under and pursuant to the Operating Agreement, (d) all rights of Assignor as owner of the Assigned Interest to exercise any and all rights, powers and remedies with respect to the Assigned Interest and to participate in the management of the business and affairs of the Company as and to the extent provided or permitted under the Operating Agreement, and (e) all other rights otherwise inuring to Assignor by virtue of owning the Assigned Interest.

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2.            Acceptance and Assumption. Assignee hereby accepts the assignment and transfer of the Assigned Interest as provided in Section 1 hereof and agrees to assume all obligations and duties of Assignor with respect to the Assigned Interest from and after the execution and delivery of this Assignment.

3.            Membership in Company. Assignor hereby (a) consents to Assignee being admitted as and becoming a member of the Company upon the execution and delivery of this Assignment, and (b) acknowledges and agrees that Assignor hereby ceases (i) to be a member of the Company and (ii) to have the power to exercise any right, power or remedy as a member of the Company.

4.            Amendment and Restatement of Operating Agreement. Assignee shall have the right to amend and restate the Operating Agreement upon or after the execution and delivery of this Assignment to reflect the terms and conditions of this Assignment and incorporate such other terms and conditions as Assignee may find acceptable in its sole discretion.

5.            Miscellaneous.

(a)          Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Oregon without regard to its choice-of-law and conflicts-of-laws rules.

(b)          Severability. Any provision of this Assignment found to be illegal, invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Assignment in any jurisdiction. If the final judgment of a court of competent jurisdiction declares that any provision of this Assignment is illegal, invalid or unenforceable, the parties hereto agree that such court shall have the power to modify such provision consistent with the intent of the parties hereto.

(c)          Headings. The section headings contained in this Assignment are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Assignment.

(d)          Binding Nature. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

(e)          Counterparts. This Assignment may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Assignment are executed and exchanged by electronic mail or facsimile transmission, the parties hereto shall endeavor to exchange original executed counterparts of this Assignment.

[Signatures on Following Page]

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Limited Liability Interest to be duly executed and delivered as of the date first written above.

ASSIGNOR:

Allen Barteld

ASSIGNEE:

EASTSIDE DISTILLING, INC.

By:
Grover T. Wickersham
Chief Executive Officer

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EXHIBIT B

FORM OF EMPLOYMENT AGREEMENT

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EXHIBIT C

FORM OF ASSIGNOR’S CLOSING CERTIFICATE

CERTIFICATE

This Certificate is executed and delivered by Allen Barteld, a resident of the State of Oregon (“Assignor”), pursuant to Sections 8 of the Purchase and Assignment of Membership Interests, Assumption of Obligations, Agreement to be Bound by Limited Liability Company Agreement and Admission of Substituted Member dated as of March 8, 2017 (the “Agreement”) by and among Assignor, Eastside Distilling, Inc., a Nevada corporation (“Assignee”), and Motherlode, LLC, an Oregon limited liability company (the “Company”). Capitalized terms used but not defined in this Certificate shall have the respective meanings set forth in the Agreement.

Assignor hereby certifies to Assignee as follows:

1.          All representations and warranties of Assignor contained in the Agreement or in any of Assignor Documents were true and correct in all material respects as of the date of the Agreement or the Assignor Documents, as the case may be, and are true and correct in all material respects as of the date hereof.

2.          Assignor has performed and complied with, in all material respects, all covenants, obligations and conditions required by the Agreement to be performed or complied with by Assignor prior to or on the date hereof.

3.          No injunction, order or decree of any Governmental Authority is in effect that restrains or prohibits the consummation of the transaction contemplated by the Agreement on the date hereof.

4.          In reliance on the certifications made by Assignee in the Certificate of Assignee dated the date hereof, all of the conditions precedent to the obligation of Assignor to consummate the transaction contemplated by the Agreement have been satisfied.

IN WITNESS WHEREOF, Assignor has duly executed this Certificate on the 8th day of March, 2017.

Allen Barteld

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EXHIBIT D

FORM OF ASSIGNEE’S CLOSING CERTIFICATE

CERTIFICATE

This Certificate is executed and delivered by Eastside Distilling, Inc., a Nevada corporation (“Assignee”), pursuant to Sections 9 of the Purchase and Assignment of Membership Interests, Assumption of Obligations, Agreement to be Bound by Limited Liability Company Agreement and Admission of Substituted Member dated as of March 8, 2017 (the “Agreement”) by and among Allen Barteld (“Assignor”), Assignee and Motherlode, LLC, an Oregon limited liability company (the “Company”). Capitalized terms used but not defined in this Certificate shall have the respective meanings set forth in the Agreement.

Assignee hereby certifies to Assignor as follows:

1.          Attached hereto is a true and correct copy of the unanimous written consent of the Board of Directors of Eastside Distilling, Inc., authorizing the execution and delivery of the Agreement and the other Assignee Documents to which Assignee is a party and the consummation by Assignee of the transactions contemplated thereby, and such unanimous written consent has not been amended, repealed or rescinded and remains in full force and effect as of the date hereof.

2.          All representations and warranties of Assignee contained in the Agreement or in any of Assignee Documents were true and correct in all material respects as of the date of the Agreement or the Assignee Documents, as the case may be, and are true and correct in all material respects as of the date hereof.

3.          Assignee has performed and complied with, in all material respects, all covenants, obligations and conditions required by the Agreement to be performed or complied with by Assignor prior to or on the date hereof.

4.          No injunction, order or decree of any Governmental Authority is in effect that restrains or prohibits the consummation of the transaction contemplated by the Agreement on the date hereof.

5.          In reliance on the certifications made by Assignor in the Certificate of Assignee dated the date hereof, all of the conditions precedent to the obligation of Assignee to consummate the transaction contemplated by the Agreement have been satisfied.

IN WITNESS WHEREOF, Assignee has duly executed this Certificate on the 1st day of March, 2017.

EASTSIDE DISTILLING, INC.

By:
Grover T. Wickersham
Chief Executive Officer

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